Verano Announces Strong Third Quarter 2026 Financial Results
Highlighted by $212 Million in Revenue and Year-Over-Year Organic Growth

Company generates revenue increase of $10 million, or 5%, and highest level of cash flow from operations in four years
CHICAGO, October 29, 2026 (GLOBE NEWSWIRE) – Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNO) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the third quarter ended September 30, 2026, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).
Third Quarter 2026 Financial Highlights

	For the Three Months Ended,		For the Nine Months Ended,
($ in thousands)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenues, net of Discounts	$212,443	$202,810	$638,539	$614,891
Gross Profit	100,038	95,237	298,713	307,802
Income from Operations	11,908	9,277	28,150	50,490
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(4,065)	(43,832)	(35,299)	(74,497)
Adjusted EBITDA[1]	50,353	53,109	150,588	173,660
Third Quarter 2026 Financial Highlights
•Revenues, net of discounts, of $212 million, an increase of 5% versus the third quarter 2025.
•Gross profit of $100 million or 47% of revenue.
•SG&A expenses of $85 million or 40% of revenue.
•Net Loss of $(4) million or (2)% of revenue.
•Adjusted EBITDA1 of $50 million or 24% of revenue.
•Net cash provided by operating activities of $49 million.
•Capital expenditures of $13 million.
Third Quarter 2026 Year-To-Date Financial Highlights
•Revenues, net of discounts, of $639 million, an increase of 4% year-over-year.
•Gross profit of $299 million or 47% of revenue.
•SG&A expenses of $263 million or 41% of revenue.
•Net Loss of $(35) million or (6)% of revenue.
•Adjusted EBITDA1 of $151 million or 24% of revenue.
•Net cash provided by operating activities of $98 million.
•Capital expenditures of $40 million.

Management Commentary
“I am proud of our teams for delivering another strong quarter, highlighted by a 5% increase in revenue, robust retail performance, and achieving our highest level of operating cash flow in four years,” said George Archos, Verano founder, Chairman and Chief Executive Officer.

“With year-to-date revenue up 4% by quarter-end on an annual basis, and exciting seasonal products and promotions set to launch during the busy holiday season, the completion of several retail and CPG enhancement projects on schedule by year-end, and multiple catalysts on the horizon – including the exciting launch of retail adult use sales in Virginia – we aim to close 2026 on a high note, and look forward to hitting the ground running in what we anticipate will be an exciting year for Verano and the industry in 2027.”

Third Quarter 2026 Financial Overview
Revenues, net of discounts, for the third quarter 2026 were $212 million, up from $203 million for the third quarter 2025.

Gross profit for the third quarter 2026 was $100 million or 47% of revenue, up from $95 million or 47% of revenue for the third quarter 2025.

SG&A expenses for the third quarter 2026 were $85 million or 40% of revenue, up from $81 million or 40% of revenue for the third quarter 2025.

Net loss for the third quarter 2026 was $(4) million or (2)% of revenue, versus $(44) million or (22)% of revenue for the third quarter 2025.

Adjusted EBITDA1 for the third quarter 2026 was $50 million or 24% of revenue.

Net cash provided by operating activities for the third quarter 2026 was $49 million, up from $26 million for the third quarter 2025.

Capital expenditures for the third quarter 2026 were $13 million, up from $8 million for the third quarter 2025.

Third Quarter 2026 Year-To-Date Financial Overview
Revenues, net of discounts, for the third quarter 2026 year-to-date were $639 million, up from $615 million year-over-year.

Gross profit for the third quarter 2026 year-to-date was $299 million or 47% of revenue, down from $308 million or 50% of revenue year-over-year.

SG&A expenses for the third quarter 2026 year-to-date were $263 million or 41% of revenue, up from $251 million or 41% of revenue year-over-year.

Net loss for the third quarter 2026 year-to-date was $(35) million or (6)% of revenue, versus $(74) million or (12)% of revenue year-over-year.

Adjusted EBITDA1 for the third quarter 2026 year-to-date was $151 million or 24% of revenue.

Net cash provided by operating activities for the third quarter 2026 year-to-date was $98 million, up from $39 million year-over-year.

Capital expenditures for the third quarter 2026 year-to-date were $40 million, up from $32 million year-over-year.
2026 Guidance
•The Company raises its 2026 capital expenditures guidance range to $54 million to $60 million.

Third Quarter 2026 Operational Highlights
•Expanded Florida retail footprint with the opening of MÜV Bradfordville, the Company's 86th Florida dispensary and 163rd location nationwide.
•Entered the cannabis beverage category with the debut of Easy Landings, the Company’s first national beverage brand.
Subsequent Operational Highlights
•Commemorated the opening of Zen Leaf Meriden in a new and enhanced location.
•Opening Zen Leaf Ephrata in Pennsylvania on Friday, October 30th.
•Current operations span 13 states, comprised of 163 dispensaries and 14 production facilities with more than 1.1 million square feet of cultivation capacity.
Balance Sheet and Liquidity
As of September 30, 2026, the Company’s current assets were $416 million, including cash and cash equivalents of $102 million. The Company had working capital of $301 million and total debt, net of issuance costs, of $390 million.
The Company’s outstanding shares of common stock were 72,934,412 as of September 30, 2026.

Conference Call and Webcast
A conference call and webcast with analysts and investors is scheduled for October 29, 2026 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results.
•Investors and participants can register in advance for the call by visiting: https://register-conf.media-server.com/register/BI10964a36c81a483c80c6a571ef0f9518
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On October 29, the live webcast can be accessed via the following link: https://edge.media-server.com/mmc/p/mr3yjhvp
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
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1Adjusted EBITDA and Adjusted EBITDA as a percentage of revenue (“Adjusted EBITDA Margin”) are non-U.S. GAAP financial measures. Each is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most directly comparable U.S. GAAP financial measure to Adjusted EBITDA is net income (loss) and the most directly comparable measure to Adjusted EBITDA Margin is net income (loss) as a percentage of revenue (“net income (loss) margin”). The reconciliation of (i) Adjusted EBITDA to U.S. GAAP net income (loss) and (ii) Adjusted EBITDA Margin to net income (loss) margin is set forth below in the tables included in this news release.
Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBITDA,” “Adjusted EBITDA,” and “Adjusted EBITDA Margin” do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.
The Company calculates EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization; Adjusted EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization and also excludes certain one-time extraordinary items and Adjusted EBITDA Margin as net income (loss) before net interest expense, income tax expense, depreciation and amortization and exclusion of certain one-time extraordinary items as a percentage of revenue. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.
Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their U.S. GAAP results. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNO), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Savvy™, The Essence™, Swift Lifts™, HYPHEN™, Encore™, Easy Landings™, BITS™, Avexia™, MÜV™, CTPharma™, and Verano™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.

Contacts:
Investors
Verano
Aaron Miles
Chief Investment Officer
Investors@verano.com
Media
Verano
Steve Mazeika
Vice President, Communications
Steve.Mazeika@verano.com
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.
Financial Information Tables
The following tables include select financial results and the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the presented periods.

VERANO HOLDINGS CORP.
Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

	For the Three Months Ended,		For the Nine Months Ended,
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net of Discounts	$212,443	$202,810	$638,539	$614,891
Cost of Goods Sold, net	112,405	107,573	339,826	307,089
Gross Profit	$100,038	$95,237	$298,713	$307,802
Gross Profit %	47%	47%	47%	50%
Operating Expenses:
Selling, General and Administrative Expenses	84,506	80,560	262,877	251,484
Loss on Impairment of Held for Sale Assets	3,624	5,400	7,686	5,400
Loss on Impairment of Fixed Assets	—	—	—	428
Total Operating Expenses	$88,130	$85,960	$270,563	$257,312
Income from Operations	$11,908	$9,277	$28,150	$50,490
Other Income (Expense):
Loss on Disposal of Property, Plant and Equipment	(796)	(620)	(811)	(916)
Gain on Deconsolidation	—	—	—	4,739
Gain (Loss) on Debt Extinguishment	—	(946)	(5,738)	1,938
Interest Expense, net	(10,760)	(13,212)	(34,330)	(40,981)
Other Income (Expense), net	2,851	(9,890)	(754)	(8,825)
Total Other Expense, net	(8,705)	(24,668)	(41,633)	(44,045)
Income (Loss) Before Provision for Income Taxes	$3,203	$(15,391)	$(13,483)	$6,445
Provision for Income Tax Expense	(7,268)	(28,441)	(21,816)	(80,942)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(4,065)	$(43,832)	$(35,299)	$(74,497)

VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets

	As of
	September 30, 2026	December 31, 2025
($ in thousands)	(Unaudited)	(Audited)
Cash and Cash Equivalents	$102,054	$82,724
Other Current Assets	313,554	321,927
Property, Plant and Equipment, net	497,571	492,473
Intangible Assets, net	536,243	579,090
Goodwill	161,009	161,009
Other Long-Term Assets	96,865	104,371
Total Assets	$1,707,296	$1,741,594

Total Current Liabilities	114,139	140,261
Total Long-Term Liabilities	923,085	898,954
Stockholders' Equity	671,888	704,156
Non-Controlling Interest	(1,816)	(1,777)
Total Liabilities and Shareholders' Equity	$1,707,296	$1,741,594

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP, Unaudited)

	For the Three Months Ended,		For the Nine Months Ended,
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(4,065)	$(43,832)	$(35,299)	$(74,497)
Interest Expense, net	10,760	13,212	34,330	40,981
Income Tax Expense	7,268	28,441	21,816	80,942
Depreciation and Amortization	29,806	31,560	88,425	94,839
EBITDA	$43,769	$29,381	$109,272	$142,265

COGS Add-backs:
Acquisition, Transaction and Other Non-operating Costs	385	2,146	1,642	6,418
Employee Stock Compensation	94	400	652	1,298

SG&A Add-backs:
Acquisition, Transaction and Other Non-operating Costs	2,263	1,003	11,620	3,637
Employee Stock Compensation	1,009	2,122	8,355	7,866

Impairments	3,624	5,400	7,686	5,828

Acquisition Adjustments and Other (Income) & Expense, net	(791)	12,657	11,361	6,348

Adjusted EBITDA[1]	$50,353	$53,109	$150,588	$173,660

Net Loss Margin	(2)%	(22)%	(6)%	(12)%
Adjusted EBITDA Margin[1]	24%	26%	24%	28%